FOR IMMEDIATE RELEASE

OPAL Fuels Reports First Quarter 2024 Results

WHITE PLAINS, N.Y. – (May 9, 2024) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a vertically integrated leader in the capture and conversion of biogas into low carbon intensity renewable natural gas (RNG) and renewable electricity, today announced financial and operating results for the three months ended March 31, 2024.

"First quarter financial and operational results reflect the strength of our integrated business model and provide the foundation for what we view as an important year of progressive growth in production and earnings at OPAL Fuels," said co-CEO Adam Comora. "Benefiting from continuing industry tailwinds that support the capture of naturally occurring methane emissions and converting them into productive, low carbon intensity energy products, we remain well positioned to deliver on our financial and strategic goals over the balance of the year."

"Operationally, we continue to see strong results from our RNG assets," said co-CEO Jonathan Maurer. "Additionally, our business segments' performance is in-line with our expectations, a testament to our team's capabilities in managing our RNG portfolio production, dispensing network, and renewable power assets."

"Importantly, we are executing on our strategic priorities," stated Maurer. "We continue to move projects into construction and operation. We are very excited to announce that our ninth RNG facility, Prince William, has recently commenced operations and is expected to contribute meaningfully as it ramps production as we move through the year. Prince William brings our operating portfolio of RNG projects up to 7.0 million annual MMBtu design capacity."

"Our Sapphire and Polk RNG construction projects remain on track to commence operations in the third and fourth quarter, respectively, and, with these additions, we expect to end the year with 8.8 million annual MMBtu of design capacity. Importantly, we have also begun construction on our fifteenth RNG project, Cottonwood, which has 0.7 million annual MMBtu of design capacity, and brings our aggregate portfolio of operating and in-construction RNG projects to 10.3 million annual MMBtu of design capacity."

"We are encouraged by both the growth we've been able to deliver as well as the quality of our projects, which ramp-up quickly and operate at high levels of productivity," continued Comora. "Looking ahead, RNG fundamentals continue to be supportive of OPAL Fuels' business model and we remain well positioned to achieve our objectives."

Financial Highlights

•Revenue for the three months ended March 31, 2024, was $65.0 million, up 51%, compared to the same period last year.

•Net income for the three months ended March 31, 2024, was $0.7 million compared to a net loss of $7.3 million in the same period last year.

•Basic and diluted Net loss per share attributable to Class A common shareholders for the three months ended March 31, 2024 were $0.01.

•Adjusted EBITDA1 for the three months ended March 31, 2024, was $15.2 million, up by $16.8 million compared to the same period last year.

•At March 31, 2024, RNG Pending Monetization totaled $20.7 million.

Operational Highlights

•RNG produced was 0.8 million MMBtu, for the three months ended March 31, 2024, up 33%, compared to the prior-year period.

•RNG sold as transportation fuel was 16.4 million GGEs for the three months ended March 31, 2024, up 98% compared to the prior-year period.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 35.0 million GGEs of transportation fuel for the three months ended March 31, 2024, a 8% increase compared to the prior-year period.

Construction Update

•The Prince William RNG project has recently completed construction and commenced the start-up phase of commercial operations. This project, owned 100% by OPAL Fuels, represents approximately 1.7 million MMBtu of annual design capacity.2

•The Sapphire RNG project continues to be on track to commence commercial operations in the third quarter of 2024. This project represents approximately 0.8 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.3

1 This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

2 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

3 Reflects OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

•The Polk County (Florida) RNG project continues to be on track to commence commercial operations in the fourth quarter of 2024. This project, owned 100% by OPAL Fuels, represents approximately 1.1 million MMBtu of annual design capacity.

•The Atlantic RNG project is expected to commence commercial operations in mid-2025. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•We recently commenced construction on the Cottonwood landfill RNG project. This project, owned 100% by OPAL Fuels, represents approximately 0.7 million MMBtu of annual design capacity.

Results of Operations

($ thousands of dollars)	Three Months Ended March 31,
	2024	2023
Revenue
RNG Fuel	$17,727	$6,749
Fuel Station Services	37,142	20,828
Renewable Power	10,083	15,380
Total Revenue (1)	$64,952	$42,957

Net income (loss)	$677	$(7,346)
Adjusted EBITDA
RNG Fuel	15,841	527
Fuel Station Services	7,018	1,313
Renewable Power	3,872	7,412
Corporate	(11,508)	(10,857)
Consolidated Adjusted EBITDA(2)	$15,223	$(1,605)

RNG Fuel volume produced (Million MMBtus)	0.8	0.6
RNG Fuel volume sold (Million GGEs)	16.4	8.3
Total volume delivered (Million GGEs)	35.0	32.4

(1) Excludes revenues from equity method investments.

(2) This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

Results of Operations from equity method investments

	Three Months Ended March 31,
($ thousands of dollars)	2024	2023
Revenue	$25,407	$7,539
Gross profit	11,094	1,651
Net income (loss)	10,704	(213)

OPAL's share of revenues from equity method investments	$10,761	$3,770
OPAL's share of gross profit from equity method investments	$5,186	$826
OPAL's share of net income from equity method investments (1)	$4,206	$705

OPAL's share of Adjusted EBITDA from equity method investments	$6,474	$815

(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1,430 of amortization expense related to basis differences for the three months ended March 31, 2024.

Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended March 31,
	2024	2023
Landfill RNG Facility Capacity and Utilization(1)(2)(3)(4)
Design Capacity (Million MMBtus)	1.3	0.9
Volume of Inlet Gas (Million MMBtus)	1.0	0.7
Inlet Design Capacity Utilization %	80%	75%
RNG Fuel volume produced (Million MMBtus)	0.8	0.6
Utilization of Inlet Gas % (5)	81%	86%

(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.

(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills.

(3) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases) including the ramp up period for new projects. The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%.

(4) Data not available for the Company's dairy projects, i.e., Sunoma and Biotown.

(5) Utilization of Inlet Gas % is lower for the three months ended March 31, 2024 primarily due to Emerald RNG project which is in the start up phase as it commenced operations in fourth quarter of 2023.

RNG Pending Monetization Summary

	Three Months Ended
(In 000's)	March 31, 2024
	RNG Fuel	Fuel Station Services	Total
Stored Gas Metrics (1)
Beginning balance Stored RNG as of December 31, 2023	236	58	294
Add: RNG production (MMBtus)	836	77	913
Less: Current period RNG volumes dispensed	(817)	(87)	(904)
Ending Balance Stored RNG (MMBtus) as of March 31, 2024	255	48	303

Value of ending balance Stored RNG using quarter end price (1) (2)	$13,153	$5,720	$18,873

RIN Metrics
Beginning balance as of December 31, 2023	—	22	22
Add: Generated in current period	8,261	2,648	10,909
Less: Sales	(8,257)	(2,574)	(10,831)
Ending RIN credit balance (Available for sale) as of March 31, 2024	4	96	100
D3 price per RIN at quarter end	$3.32	$3.32	$3.32
Value of RINs using quarter end price (2)	$12	$83	$95

LCFS Metrics
Beginning balance (net share) as of December 31, 2023	—	1	1
Add: Generated in current period	12	24	36
Less: Sales	(12)	(2)	(14)
Ending LCFS credit balance (Available for sale) as of March 31, 2024	—	23	23
LCFS credit price at quarter end	$67.00	$67.00	$67.00
Value of LCFSs using quarter end price (2)	$—	$1,350	$1,350

Value of RECs using quarter end price	—	—	$361

Other Metrics

Average realized sales price - RIN	—	—	$3.02
Average realized sales price - LCFS	—	—	$97.90

Total Value of RNG Pending Monetization at quarter end	$13,165	$7,153	$20,679

(1) Reflects OPAL’s ownership share of Stored RNG (i.e., net of joint venture partners’ ownership) including equity method investments

(2) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity

As of March 31, 2024, we have drawn approximately $186.6 million, and utilized $13.6 million of our revolver availability to issue letters of credit, under the $500 million senior secured credit facility we entered into in September 2023.

As of March 31, 2024, our liquidity was $334.0 million, consisting of $299.8 million of availability under the above referenced credit facility, and $34.2 million of cash, cash equivalents, and short-term investments.

We believe our liquidity and anticipated cash flows from operations are sufficient to meet our existing funding needs.

Capital Expenditures

During the first quarter of 2024, OPAL Fuels invested $26.8 million across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $38.8 million in the prior year.

In addition, for the three months ended March 31, 2024, the Company's portion of capital expenditures in unconsolidated entities was $10.9 million. This represents our share of capital expenditures incurred for the Atlantic and Sapphire projects.

Earnings Call

A webcast to review OPAL Fuels’ First Quarter 2024 results is being held tomorrow, May 10, 2023 at 11:00 AM Eastern Daylight Time.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/pychvfvq Investors can also listen to a webcast of the presentation on the company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. It is used to measure the total volume of RNG production that OPAL Fuels expects to dispense each year. The conversion ratio is 1MMBtu equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to million British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to the Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity renewable natural gas (RNG) and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. To learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy. For additional information please visit www.opalfuels.com.

# # #

Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's annual report on Form 10-K filed on March 15, 2024, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

Media
Michelle Stein
Vice President Corporate Communications
(914) 421-5314
mstein@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents (includes $1,160 and $166 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	$28,207	$38,348
Accounts receivable, net (includes $334 and $33 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	22,805	27,623
Accounts receivable, related party	14,912	18,696
Restricted cash - current (includes $1,012 and $4,395 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,012	4,395
Short term investments	5,975	9,875
Fuel tax credits receivable	4,212	5,345
Contract assets	8,997	6,790
Parts inventory (includes $29 and $29 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	11,135	10,191
Environmental credits held for sale	1,534	172
Prepaid expense and other current assets (includes $113 and $107 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	6,373	6,005
Derivative financial assets, current portion	537	633
Total current assets	105,699	128,073
Capital spares	3,638	3,468
Property, plant, and equipment, net (includes $26,254 and $26,626 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	359,369	339,493
Operating lease right-of-use assets	12,137	12,301
Investment in other entities	206,014	207,099
Note receivable - variable fee component	2,369	2,302
Other long-term assets	1,651	1,162
Intangible assets, net	1,537	1,604
Restricted cash - non-current (includes $1,957 and $1,850 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	3,477	4,499
Goodwill	54,608	54,608
Total assets	$750,499	$754,609
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable (includes $11 and $744 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	10,815	13,901
Accounts payable, related party (includes $802 and $1,046 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	8,166	7,024
Fuel tax credits payable	4,551	4,558
Accrued payroll	10,422	9,023
Accrued capital expenses	10,743	15,128
Accrued expenses and other current liabilities (includes $861 and $647 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	16,792	14,245
Contract liabilities	7,785	6,314

OPAL Term Loan, current portion	1,866	—
Sunoma Loan, current portion (includes $1,652 and $1,608 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,652	1,608
Operating lease liabilities - current portion	656	638
Other current liabilities (includes $94 and $92 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	94	92
Asset retirement obligation, current portion	1,812	1,812
Total current liabilities	75,354	74,343
Asset retirement obligation, non-current portion	5,068	4,916
OPAL Term Loan, net of debt issuance costs	175,161	176,532
Sunoma Loan, net of debt issuance costs (includes $19,609 and $20,010 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	19,609	20,010
Operating lease liabilities - non-current portion	11,646	11,824
Earn out liabilities	1,497	1,900
Other long-term liabilities (includes $1,297 and $211 at March 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	8,637	7,599
Total liabilities	296,972	297,124
Commitments and contingencies
Redeemable preferred non-controlling interests	130,000	132,617
Redeemable non-controlling interests	705,190	802,720
Stockholders' deficit
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of March 31, 2024; 30,022,288 and 29,701,146 shares, issued and outstanding at March 31, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of March 31, 2024; 71,500,000 and 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	7	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of March 31, 2024; and None issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of March 31, 2024; 72,899,037 and 144,399,037 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	7	14
Additional paid-in capital	—	—
Accumulated deficit	(370,832)	(467,195)
Accumulated other comprehensive income (loss)	42	(15)
Class A common stock in treasury, at cost; 1,635,783 shares at March 31, 2024 and December 31, 2023	(11,614)	(11,614)
Total Stockholders' deficit attributable to the Company	(382,387)	(478,807)
Non-redeemable non-controlling interests	724	955
Total Stockholders' deficit	(381,663)	(477,852)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' deficit	$750,499	$754,609

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
RNG fuel (includes revenues from related party of $15,495 and $4,715 for the three months ended March 31, 2024 and 2023, respectively)	$17,727	$6,749
Fuel station services (includes revenues from related party of $8,669 and $2,042 for the three months ended March 31, 2024 and 2023, respectively)	37,142	20,828
Renewable Power (includes revenues from related party of $1,526 and $1,527 for the three months ended March 31, 2024 and 2023, respectively)	10,083	15,380
Total revenues	64,952	42,957
Operating expenses:
Cost of sales - RNG fuel	8,338	6,038
Cost of sales - Fuel station services	30,335	20,292
Cost of sales - Renewable Power	9,258	8,378
Project development and start up costs	785	1,883
Selling, general, and administrative	13,161	14,074
Depreciation, amortization, and accretion	3,711	3,567
Income from equity method investments	(4,206)	(705)
Total expenses	61,382	53,527
Operating income (loss)	3,570	(10,570)
Other income (expense):
Interest and financing expense, net	(3,961)	(641)
Change in fair value of derivative instruments, net	403	3,933
Other income (expense)	665	(68)
Income (loss) before provision for income taxes	677	(7,346)
Provision for income taxes	—	—
Net income (loss)	677	(7,346)
Net loss attributable to redeemable non-controlling interests	(1,627)	(8,233)
Net income (loss) attributable to non-redeemable non-controlling interests	2	(297)
Dividends on redeemable preferred non-controlling interests	2,618	2,763
Net loss attributable to Class A common stockholders	$(316)	$(1,579)

Weighted average shares outstanding of Class A common stock:
Basic	27,368,204	27,383,562
Diluted	27,368,204	27,383,562
Per share amounts:
Basic	$(0.01)	$(0.06)
Diluted	$(0.01)	$(0.06)

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by from operating activities	$13,718	$4,171
Net cash used in from investing activities	(21,626)	(8,894)
Net cash used in from financing activities	(6,638)	(32,676)
Net decrease in cash, restricted cash, and cash equivalents	$(14,546)	$(37,399)

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted EBITDA

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP measure adjusts net income for interest and financing expense, net, loss on debt extinguishment, net (income) loss attributable to non-controlling interests, depreciation, amortization and accretion expense, adjustments to reflect Adjusted EBITDA from equity method investments, loss on warrant exchange, unrealized (gain) loss on derivative instruments, non-cash charges, one-time non-recurring expenses, major maintenance on renewable power and gain on deconsolidation of VIEs.

Management believes this non-GAAP measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following table presents the reconciliation of our Net loss to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three Months Ended March 31, 2024 and 2023
(In thousands of dollars)

	Three Months Ended March 31, 2024					Three Months Ended March 31, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$7,131	$5,722	$(73)	$(12,103)	$677	$(3,563)	$41	$4,542	$(8,366)	$(7,346)

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	4,175	(23)	(60)	(131)	3,961	589	(10)	264	(202)	641
Net (income) loss attributable to non-redeemable non-controlling interests	(2)	—	—	—	(2)	297	—	—	—	297
Depreciation, amortization and accretion	1,392	1,319	1,000	—	3,711	1,309	790	1,452	16	3,567
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	2,268	—	—	—	2,268	110	—	—	—	110
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (3)	—	—	96	(403)	(307)	—	—	(922)	(3,933)	(4,855)
Non-cash charges (4)	—	—	—	1,048	1,048	—	—	—	1,065	1,065
One-time non-recurring charges (5)	877	—	—	81	958	1,785	492	—	225	2,502
Major maintenance for Renewable Power	—	—	2,909	—	2,909	—	—	2,076	—	2,076
Adjusted EBITDA	$15,841	$7,018	$3,872	$(11,508)	$15,223	$527	$1,313	$7,412	$(10,857)	$(1,605)

(1) Net income (loss) by segment is included in our quarterly report on Form 10 Q. Net loss for RNG Fuel includes our portion of net income on our equity method investments.

(2) Includes interest, depreciation, amortization and accretion on equity method investments.

(3) Unrealized (gain) loss on derivative instruments includes change in fair value of commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(4) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(5) One-time non-recurring charges include (i) certain expenses related to development expenses on our RNG facilities such as lease expenses and legal costs incurred during construction phase that could not be capitalized per GAAP.